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                            REGISTRATION RIGHTS AGREEMENT


                               DATED AS OF MAY 4, 1998

                                     BY AND AMONG

                                   SUN FINANCING I

                                      AS ISSUER,

                              SUN HEALTHCARE GROUP, INC.

                                    AS GUARANTOR,

                                         AND

                              BEAR, STEARNS & CO. INC.,

                 DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

                             J.P. MORGAN SECURITIES INC.,

                        NATIONSBANC MONTGOMERY SECURITIES LLC

                                         AND

                                 SCHRODER & CO. INC.

                                AS INITIAL PURCHASERS



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

                            REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 4, 1998, among SUN FINANCING I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Guarantor"), and BEAR, STEARNS & CO. INC., DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, J.P. MORGAN SECURITIES INC., NATIONSBANC MONTGOMERY SECURITIES LLC and SCHRODER & CO. INC. (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated April 28, 1998, among the Issuer, the Guarantor and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of up to 13,800,000 7% Convertible Trust Issued Preferred Securities (liquidation amount $25 per preferred security) (collectively, the "Convertible Preferred Securities"). The Convertible Preferred Securities are guaranteed on a subordinated basis by the Guarantor as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Guarantor and The Bank of New York, a New York banking corporation, as trustee, and may be converted or exchanged under certain circumstances into the 7% Convertible Junior Subordinated Debentures due May 1, 2028 of the Guarantor (the "Convertible Debentures") held by the Issuer and then into common stock, $.01 par value per share ("Underlying Common Stock"), of the Guarantor's Common Stock (the "Sun Common Stock") as set forth in the Issuer's Declaration. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantor have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees, among other things, the registration rights for the Transfer Restricted Securities set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

          The parties hereby agree as follows:

1.   DEFINITIONS

          (a) As used in this Agreement, the following terms shall have the following meanings (and, unless otherwise indicated, capitalized terms used herein without definition shall have the respective meanings ascribed to them by the Purchase Agreement):

          CONVERTIBLE DEBENTURES: See the introductory paragraphs to this Agreement.

          CONVERTIBLE PREFERRED SECURITIES: See the introductory paragraphs to this Agreement.

          DECLARATION:  As defined in the Offering Memorandum.

          EFFECTIVENESS PERIOD:  See Section 2(a) hereof.

          EFFECTIVENESS TARGET DATE:  See Section 3(a)(ii) hereof.

          EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          GUARANTEE: See the introductory paragraphs to this Agreement.

          GUARANTOR:  See the introductory paragraphs to this Agreement.

          HOLDER:  Any holder of Transfer Restricted Securities.

          INDEMNIFIED PARTY:  See Section 6 hereof.

          INDEMNIFIED PERSON:  See Section 6 hereof.

          INDEMNIFYING PERSON:  See Section 6 hereof.

          INDENTURE: The Indenture, dated as of the date hereof, by and among the Issuer, the Guarantor and the Bank of New York, a New York banking corporation, as trustee, pursuant to which the Convertible Preferred Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          INITIAL PURCHASERS: See the introductory paragraphs to this Agreement.

          INSPECTORS:  See Section 3(m) hereof.

          ISSUE DATE: The date of the original issuance of the Transfer Restricted Securities.

          ISSUER:  See the introductory paragraphs to this Agreement.

          LIQUIDATED DAMAGES:  See Section 3(a) hereof.

          OFFERING MEMORANDUM: The final Offering Memorandum dated April 29, 1998 related to the sale of the Convertible Preferred Securities.

          PERSON or PERSON: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, limited liability company, limited liability partnership, firm or other legal entity.

          PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities (as applicable), covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          RECORDS:  See Section 4(m) hereof.

          REGISTRATION DEFAULT:  See Section 4(a) hereof.

          REGISTRATION STATEMENT: Any registration statement of the Issuer and/or the Guarantor that covers the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          RULE 144: Rule 144 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          RULE 144A: Rule 144A promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          RULE 415: Rule 415 promulgated pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.

          "SECURITIES" means the Convertible Preferred Securities, the Convertible Debentures, the Guarantee and the Underlying Common Stock issuable upon conversion or exchange of the Convertible Preferred Securities and the Convertible Debentures.

          SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          SHELF REGISTRATION STATEMENT:  See Section 2(a) hereof.

          SUN COMMON STOCK:  See the introductory paragraphs to this Agreement.

          TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

          TRANSFER RESTRICTED SECURITIES: The Securities upon original issuance thereof and at all times subsequent thereto, until (i) a Registration Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of in accordance with such effective Registration Statement, (ii) such Securities are sold in compliance with Rule 144 or are eligible for sale under Rule 144(k), (iii) such Securities cease to be outstanding or (iv) if the Security has otherwise been transferred and a new Security not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Guarantor in accordance with the Declaration of Indenture, as the case may be.

          TRUSTEE:  The trustee under the Indenture.

          UNDERLYING COMMON SECURITIES: See the introductory paragraphs to this Agreement.
 .
          UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Issuer or the Guarantor are sold to an underwriter for reoffering to the public.

          (b) Wherever there is a reference in this Agreement to a percentage of the "principal amount" of Transfer Restricted Securities or to a percentage of Transfer Restricted Securities, the Convertible Preferred Securities and the Convertible Debentures issuable upon exchange of the Convertible Preferred Securities will be treated as the same class of Securities and Underlying Common Stock shall be treated as representing the liquidation amount of Convertible Preferred Securities or the principal amount of Convertible Debentures which was surrendered for conversion in order to receive such number of shares of Underlying Common Stock.

2.   SHELF REGISTRATION

          (a) The Issuer and the Guarantor shall prepare and file with the SEC, within 90 days after the Issue Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by the Holders of a majority in aggregate principal amount of the outstanding Transfer Restricted Securities (including, without limitation, an underwritten offering). The Issuer and the Guarantor shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration Statement. The Issuer and the Guarantor shall use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective (the "Effective Time") pursuant to the Securities Act on or prior to 60 days after the filing of such Shelf Registration Statement and to keep the Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) the date which is 24 months after the Issue Date, (ii) the date that all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement, or (iii) the date that there ceases to be outstanding any Transfer Restricted Securities (the "Effectiveness Period"); PROVIDED, HOWEVER, that no Holder shall be entitled to have the Transfer

Restricted Securities held by it covered by such Shelf Registration Statement unless such Holder is in compliance with Section 4(s).

          (b) If at any time prior to the end of the Effectiveness Period, the Convertible Preferred Securities are convertible into securities other than Underlying Common Stock, the Issuer and the Guarantor shall cause such securities to be included in the Shelf Registration Statement no later than the date on which the Convertible Preferred Securities may first be converted into such securities.

3.   LIQUIDATED DAMAGES

          (a) The Issuer, the Guarantor and the Initial Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Issuer or the Guarantor fails to fulfill its obligations pursuant to Section 2 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Issuer or the Guarantor to fulfill such obligations, the Issuer hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities under the circumstances and to the extent set forth below:

     If (i) on or prior to 90 days following the Issue Date, a Shelf Registration Statement has not been filed with the SEC, or (ii) on or prior to the 150th day following the Issue Date (the "Effectiveness Target Date") such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest will accrue on the Convertible Debentures and, accordingly, additional distributions will accrue on the Convertible Preferred Securities, in each case from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. The curing of any Registration Default will reset the rate at which Liquidated Damages begin to accrue for any subsequent new Registration Default to a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such new Registration Default. The Guarantor shall have the right to suspend the Shelf Registration Statement under certain circumstances for up to 90 consecutive days. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 consecutive days or any 120 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Convertible Debentures and the distribution rate borne by the Convertible Preferred Securities will each increase by an additional one quarter of one percent (0.25%) per annum from such 91st or 121st day, as applicable, until such time as
(i) the Shelf Registration Statement again becomes effective or (ii) the Effectiveness Period expires.

          (b) The Issuer shall promptly notify the Trustee after each and every date on which a Registration Default first occurs. Accrued and unpaid Liquidated Damages shall be paid by the Issuer to the Holders in the same manner dividends are made pursuant to the Declaration or by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified on each interest payment date provided in the Indenture (whether or not any interest is then payable on the Convertible Debentures) and on each payment date provided in the Indenture including, without limitation, whether upon redemption, maturity (by acceleration or otherwise), purchase upon a change of control or purchase upon a sale of assets (subject to the Guarantor's right to defer the payment of Liquidated Damages during any Extension Period (as defined in the Indenture)). Each obligation to pay Liquidated Damages with respect to any Registration Default shall be deemed to commence accruing on the date of such Registration Default and to cease accruing when such Registration Default has been cured. In no event shall the Issuer pay Liquidated Damages in excess of the applicable maximum weekly amount set forth above, regardless of whether one or multiple Registration Defaults exist.

          (c) The parties hereto agree that the Liquidated Damages provided for in this Section 3 constitute a reasonable estimate of the damages that will be suffered by Holders by reason of the failure to file the Shelf Registration Statement, the failure of the Shelf Registration Statement to be declared effective or the failure of the Shelf Registration Statement to remain effective, as the case may be, in accordance with this Agreement.

4.   REGISTRATION PROCEDURES

          In connection with the registration of any Transfer Restricted Securities pursuant to Section 2 hereof, the Issuer and the Guarantor shall effect such registration to permit the sale of such Transfer Restricted Securities (as applicable) in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer and the Guarantor shall:

          (a) prepare and file with the SEC, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and to use their reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; PROVIDED that, before going effective on any Registration Statement or Prospectus or filing any amendments or supplements thereto, the Issuer and the Guarantor shall furnish to and afford the Initial Purchasers and their counsel, the Holders of the Transfer Restricted Securities covered thereby and their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents filed or proposed to be filed. Such documents shall be so furnished at least 3 business days prior to going effective, or such later date as is reasonable under the circumstances. The Issuer and the Guarantor shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Initial Purchasers and their counsel, the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement and their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (except that documents filed as exhibits that are incorporated by reference or deemed to be incorporated by reference shall not be subject to such objections);

          (b) prepare and file with SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented; the Issuer and the Guarantor shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period, if they voluntarily take any action that would result in selling Holders of the Transfer Restricted Securities covered thereby not being able to sell such Transfer Restricted Securities during such Period, unless (i) such action is required by applicable law, or (ii) such action is taken by them in good faith and for valid business reasons (not including avoidance of their obligations hereunder), including the acquisition or divestiture of assets;

          (c) if a Shelf Registration Statement is filed pursuant to Section 2 hereof, the Company shall notify the selling Holders of Transfer Restricted Securities that have provided in writing to the Company a telephone or facsimile number and address for notices, their counsel if such counsel has provided in writing to the Company a telephone or facsimile number and address for notices and the managing underwriters, if any, promptly and, if requested, confirm such notice in writing, (i) when a Prospectus, any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment has become effective (including in any such written notice a statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Issuer or the Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or the initiation of any proceeding for such purpose, (iv) of the happening of any material event or any material information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) of the Issuer's and the Guarantor's reasonable determination that sales under the Registration Statement need to be terminated to comply with applicable law or that a post-effective amendment to a Registration Statement would be appropriate;

          (d) if a Shelf Registration Statement is filed pursuant to Section 2 hereof, use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment;

          (e) if a Shelf Registration Statement is filed pursuant to Section 2 hereof and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering,
(i) promptly incorporate in a prospectus supplement or post-effective amendment such information relating to underwriters, if any, any Holder of Transfer Restricted Securities or the plan of distribution of the Transfer Restricted Securities as the managing underwriter, if any, or such Holders may reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment pursuant to clause (i), and (iii) supplement or make amendments to such Registration Statement with such information as is required in connection with any request made pursuant to clause (i);

          (f) if a Shelf Registration Statement is filed pursuant to Section 2 hereof, furnish to each selling Holder of Transfer Restricted Securities who so requests and to each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits;

          (g) if a Shelf Registration Statement is filed pursuant to Section 2 hereof, deliver to each selling Holder, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus), and each amendment or supplement thereto and any documents incorporated by reference therein, as such Persons may reasonably request; and, subject to the last paragraph of this Section 4 hereof, the Issuer and the Guarantor hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and their underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

          (h) prior to any public offering of Transfer Restricted Securities, use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any selling Holder, or the managing underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom), effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED that the Issuer and the Guarantor shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they are not then so qualified, (B) take any action that would subject them to general service of process in any such jurisdiction where they are not then so subject or (C) subject themselves to taxation in any such jurisdiction where they are not then so subject;

          (i) if a Shelf Registration Statement is filed pursuant to Section 2 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"), and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of the Transfer Restricted Securities;

          (j) if a Shelf Registration Statement is filed pursuant to Section 2 hereof, upon the occurrence of any event contemplated by paragraph 4(c)(iv) or 4(c)(v) above, as promptly as practicable prepare and (subject to Section 4(a) hereof), file with the SEC, at the expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (k) prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, (i) provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with DTC and (ii) use its reasonable best efforts to provide a CUSIP number for the Transfer Restricted Securities;

          (l) in connection with an underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings and take all other customary and appropriate actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer, the Guarantor and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings; (ii) use their reasonable best efforts to obtain opinions of counsel to the Issuer and Guarantor and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) use their reasonable best efforts to obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Issuer and the Guarantor (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or the Guarantor or of any business acquired by any of them for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably requested by underwriters as permitted by STATEMENT ON AUDITING STANDARDS NO. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

          (m) if a Shelf Registration Statement is filed pursuant to Section 2 hereof, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer, the Guarantor and their subsidiaries (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer, the Guarantor and their subsidiaries to supply all relevant information reasonably requested by any such Inspector in connection with such Registration Statement as is customary for due diligence examinations; provided, however, that the foregoing inspection and information gathering shall, to the extent reasonably possible, be coordinated on behalf of the Inspectors by one counsel designated by and on behalf of all such Inspectors. Records which the Issuer determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless
(i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction and only to the extent required thereby or (ii) the information in such Records has been made generally available to the public, other than as a result of the disclosure or failure to safeguard by such Inspector;

          (n) provide an indenture trustee for the Transfer Restricted Securities and cause the Indenture to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner;

          (o) use their reasonable best efforts to comply with all applicable rules and regulations of the SEC and, as soon as reasonably practicable after the effective date of the applicable Registration Statement, make generally available to the Holders, if any, a consolidated earning statement of the Issuer that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (p) cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

          (q) use their reasonable best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby; and

          (r) use their reasonable best efforts to cause the Underlying Common Stock issuable upon conversion of the Convertible Preferred Securities to be listed for quotation on the New York Stock Exchange or other stock exchange or trading system on which the Sun Common Stock primarily trades on or as promptly as practicable after the Effective Time of the Shelf Registration Statement hereunder.

          (s) The Issuer and the Guarantor may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Transfer Restricted Securities as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time after receiving such request.

          Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such Holder shall forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.   REGISTRATION EXPENSES

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Guarantor shall be borne by the Issuer and the Guarantor, whether or not a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with DTC and of printing Prospectuses, (iii) fees and disbursements of counsel for the Issuer and the Guarantor, (iv) fees and disbursements of all independent certified public accountants referred to in Section 4(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD,
(vi) rating agency fees, (vii) fees and expenses of all other Persons retained by the Issuer and the Guarantor, (viii) internal expenses of the Issuer and the Guarantor (including, without limitation, all salaries and expenses of officers and employees of the Issuer and the Guarantor performing legal or accounting duties), (ix) the expense of any annual audit and (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange. Nothing contained in this Section 5 shall create an obligation on the part of the Issuer or the Guarantor to pay or reimburse any Holder for any underwriting commission or discount attributable to any such Holder's Transfer Restricted Securities included in an underwritten offering pursuant to a Registration Statement filed in accordance with the terms of this Agreement, or to guarantee such Holder any profit or proceeds from the sale of such Convertible Preferred Securities.

          (b) In connection with any Shelf Registration Statement hereunder, the Issuer and the Guarantor shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement.

6.   INDEMNIFICATION

          In connection with any Registration Statement, the Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless (i) the Initial Purchasers, (ii) each Holder covered thereby and (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), any such Person (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iv) the respective officers, directors, partners, employees, representatives and agents of any of such Person or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Person"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with defending and investigating any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) directly or indirectly based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or any Prospectus (as amended or supplemented if the Issuer shall have furnished to such Indemnified Person any amendments or supplements thereto), or any preliminary prospectus, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnified Person furnished to the Issuer, the Guarantor or any underwriter in writing by such Indemnified Person expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary Prospectus or Prospectus if a copy of the Prospectus (as then amended or supplemented, if the Issuer shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the person asserting any such losses, liabilities, claims, damages or expenses who purchased Convertible Preferred Securities, if such Prospectus (or Prospectus as amended or supplemented), is required by law at or prior to the written confirmation of the sale of such Convertible Preferred Securities to such person and the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (iii) the Holder has not complied with the last paragraph of Section 4 of this Agreement.

          In connection with any Registration Statement in which a Holder of Transfer Restricted Securities is participating, such Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each Guarantor, each person who controls the Issuer or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors, officers, representatives, employees and agents of such person or controlling person to the same extent as the foregoing indemnity from the Issuer and the Guarantor to each Indemnified Person, but only with reference to information relating to such Holder furnished to the Issuer in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Indemnified Person pursuant to this paragraph shall in no event exceed the net proceeds received by such Indemnified Person from sales of Transfer Restricted Securities giving rise to such obligations.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party"), shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person"), in writing (enclosing a copy of all papers served on such indemnified party), and the Indemnifying Person, upon request of the Indemnified Party, shall assume promptly the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Person (ii) the Indemnifying Person failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Person, or any affiliate of the Indemnifying Person, and such Indemnified Party shall have been reasonably advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Person or such affiliate of the Indemnifying Person (in which case the Indemnifying Person shall not have the right to assume the defense of such action on behalf of such Indemnified Party). In any such case, the Indemnifying Person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such indemnified parties, which firm shall be designated in writing by those indemnified parties who sold a majority in outstanding aggregate principal amount of Transfer Restricted Securities sold by all such indemnified parties, and any such separate firm for the Issuer and the Guarantor, their directors, their officers and such control persons of the Issuer and the Guarantor shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein (other than by reason of the exceptions provided therein), then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Person(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person(s) and the Indemnified Party, as well as any other relevant equitable
considerations.   The relative fault of the Issuer and the Guarantor on the one hand and any Indemnified Party(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantor or by such Indemnified Party(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation (even if such indemnified parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, liabilities, claims, damages, judgments, actions and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Indemnified Person be required to contribute any amount in excess of the amount by which proceeds received by such Indemnified Person from sales of Transfer Restricted Securities exceeds the amount of any damages that such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the indemnifying parties may otherwise have to the indemnified parties referred to above. The Indemnified Persons' obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Convertible Preferred Securities sold by each of the Indemnified Persons hereunder and not joint.

7.   RULES 144 AND 144A

          The Issuer and the Guarantor covenant that they will file the reports required to be filed by them pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer and the Guarantor are not required to file such reports, they will, upon the request of any Holder of Transfer Restricted Securities, make available information required by Rule 144 and Rule 144A under the Securities Act in order to permit sales pursuant to Rule 144 and Rule 144A. The Issuer and the Guarantor further covenant that they will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A or (b) any similar rule or regulation hereafter adopted by the SEC.

8.   UNDERWRITTEN REGISTRATIONS

          (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and shall be reasonably acceptable to the Issuer and the Guarantor.
The Issuer and the Guarantor shall not be obligated to arrange for more than one underwritten offering during the Effectiveness Period.

          No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder, unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering or by a placement agent in a private offering of the Issuer's or the Guarantor's securities, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) or Rule 144A under the Securities Act, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons), of any of the Convertible Preferred Securities, Convertible Debentures or Underlying Common Stock or securities convertible into or exercisable or exchangeable therefor, during the period beginning 10 days prior to, and ending 90 days after, the closing date of the underwritten offering.

          The foregoing provisions shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

          The Guarantor agrees not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuer or the Guarantor or any warrants, rights or options to purchase or otherwise acquire securities of the Guarantor (other than (i) the Convertible Preferred Securities, (ii) commercial paper issued in the ordinary course of business, (iii) securities issued in transactions not registered under the Securities Act (although they may be subject to registration rights agreements) in connection with acquisitions by the Guarantor or any of its subsidiaries or pursuant to agreements of the Guarantor entered into prior to the 10 day period referred to below which were not entered into in contemplation of these restrictions, (iv) securities issued pursuant to employee benefit plans and (v) securities issued upon exercise of stock options or convertible or exchangeable securities outstanding prior to the 10 day period referred to below ), during such reasonable and customary period beginning 10 days prior to, and ending 60 days after the closing date of each underwritten offering made pursuant to such Registration Statement as the managing underwriters therefor request, without the prior written consent of such managing underwriters of an underwritten offering of Transfer Restricted Securities covered by a Registration Statement filed pursuant to Section 2 hereof; PROVIDED, HOWEVER, that the Guarantor shall not be obligated to comply with the last paragraph of this Section 8 more than once unless certain Holders of Transfer Restricted Securities have not been given the benefit of this provision because of some action on the part of the Guarantor (and in no case shall the Guarantor be obligated to comply with this provision on more than one occasion in any 12-month period.

9.   MISCELLANEOUS

          (a) OTHER REGISTRATION RIGHTS. The Guarantor may grant registration rights that would permit any Person that is a third party the right to piggyback on any Shelf Registration Statement; PROVIDED that if the managing underwriter, if any, of such offering delivers an opinion to the selling Holders that the total amount of securities which they and the holders of such piggyback rights intend to include in any Shelf Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, number or kind of securities to be offered for the account of holders of such piggyback rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the managing underwriter prior to any reduction in the amount of Transfer Restricted Securities to be included.

          (b) REMEDIES. In the event of a breach by the Issuer or the Guarantor of any of its obligations under this Agreement, each Holder of Transfer Restricted Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 3, the Issuer and the Guarantor agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

          (c) NO INCONSISTENT AGREEMENTS. The Issuer and the Guarantor have not, as of the date hereof, and they shall not, after the date of this Agreement, enter into any agreement with respect to any of their respective securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (e) NOTICES. All notices and other communications (including, without limitation, any notices or other communications to the Trustee), provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

          (i) if to a Holder of Transfer Restricted Securities, at the most current address given by the Trustee to the Issuer;

          (ii) if to the Issuer or the Guarantor, Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, Attention: Chief Financial Officer, with a copy to Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California 94104, Attention: William H. Hinman, Esq.; and

          (iii) if to any Initial Purchasers, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Jonathan H. Grunzweig, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a nationally recognized next-day air courier, if made by next-day air courier; and when receipt is acknowledged by the addressee, if telecopied on a business day on such business day, if not on a business day, on the first business day thereafter.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Issuer and the Guarantor agree that the Holders of the Transfer Restricted Securities shall be third party creditor beneficiaries to the agreements made hereunder by the Initial Purchasers, the Issuer and the Guarantor, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (k) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

          (l) SECURITIES HELD BY THE ISSUER, THE GUARANTOR OR THEIR RESPECTIVE AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer, the Guarantor, or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Transfer Restricted Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Transfer Restricted Securities), shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (m) SURVIVAL. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase Agreement. The indemnification and contribution obligations under Section 7 of this Agreement shall survive the termination of the Issuer's and the Guarantor's obligations under Section 2 of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   SUN FINANCING I


                                   By: /s/ Robert F. Murphy
                                       -----------------------------------------
                                        Name: Robert F. Murphy
                                        Title:  Administrative Trustee


                                   SUN HEALTHCARE GROUP, INC.


                                   By: /s/ Robert D. Woltil
                                       -----------------------------------------
                                        Name: Robert D. Woltil
                                        Title:  Chief Financial Officer

                                   The foregoing Registration Rights
                                   Agreement is hereby confirmed and
                                   accepted as of the date first
                                   above written.

                                   BEAR, STEARNS & CO. INC.
                                   DONALDSON, LUFKIN & JENRETTE
                                     SECURITIES CORPORATION
                                   J.P. MORGAN SECURITIES INC.
                                   NATIONSBANC MONTGOMERY
                                     SECURITIES LLC
                                   SCHRODER & CO. INC.



                                   By:  BEAR, STEARNS & CO. INC.



                                   By: /s/ Curtis Lane
                                       -----------------------------------------
                                        Name: Curtis Lane
                                        Title:   Senior Managing Director